AGREEMENT AND
                        PLAN OF REORGANIZATION
                        DATED AUGUST 31, 1998
                               BETWEEN
                            BOBERNCO, INC.
                                 AND
                     GENTEL COMMUNICATIONS, INC.

                 AGREEMENT AND PLAN OF REORGANIZATION


       THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into this 31st day of August, 1998 by and between BOBERNCO, INC., a Nevada corporation ("Bobernco" and "Surviving
Corporation") and GENTEL COMMUNICATIONS, INC., a California corporation, ("GenTel").

                               RECITALS

       A. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A ("Certificate of Merger"), the parties intend that GenTel will merge with and into Bobernco (the "Merger"), whereby at the Effective Time, all of the GenTel Common Stock will be converted into eight million nine hundred eighty-six thousand nine hundred fifty (8,986,950) shares of Bobernco Common Stock.

       B. For federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of Section368(a)(1)(A) of the Code.

       C. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger.

                              AGREEMENT

       NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

       1.      Certain Definitions.

        1.1 "Affiliate" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

        1.2 "Closing" shall mean the closing of the transactions contemplated by this Agreement.

        1.3    "Closing Date" shall mean the date of the Closing.

        1.4 "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

        1.5 "Commission" shall mean the United States Securities and Exchange Commission.

        1.6 "Dissenting Shares" shall mean those shares held by holders who perfect their appraisal rights under the applicable state laws.

        1.7 "Effective Time" shall mean the date and time of the effectiveness of the Merger under Nevada and California law.

        1.8 "GAAP" shall mean generally accepted accounting principles.

        1.9 "GenTel Common Stock" shall mean all of the outstanding shares of Common Stock of GenTel.

        1.10 "Material Adverse Effect" shall mean a material adverse effect on the operations, assets or financial condition
(financial or otherwise) of an entity considered as a whole.

        1.11   "Securities Act" shall mean the Securities Act of
1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

        1.12 "Transaction Documents" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

       2.      Plan of Reorganization.

        2.1 The Merger. Subject to the terms and conditions of this Agreement and the Certificate of Merger, GenTel shall be merged with and into Bobernco in accordance with the applicable provisions of the laws of the States of Nevada and California, and with the terms and conditions of this Agreement and the Certificate of Merger, so that:

               (a)    At the Effective Time (as defined in Section
2.5 (below)), GenTel shall be merged with and into Bobernco. As a result of the Merger, the separate corporate existence of GenTel shall cease, and Bobernco shall continue as the surviving corporation, and shall succeed to and assume all of the rights and obligations of GenTel in accordance with the laws of Nevada.

               (b) The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Bobernco in effect immediately prior to the Effective Time. The Bylaws of Bobernco prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

               (c) Subject to the terms of this Agreement, the directors and officers of GenTel immediately prior to the Effective Time shall be the directors and officers of the Surviving
Corporation after the Effective Time. Such directors and officers shall hold their position until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation.

        2.2 Conversion of Shares. Each share of GenTel Common Stock, issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger, and at the Effective Time, and without further action on the part of any holder thereof, be converted into one share of fully paid and nonassessable shares of Bobernco Common Stock.

        2.3 Fractional Shares. No fractional shares of Bobernco Common Stock will be issued in connection with the Merger.

        2.4 The Closing. Subject to termination of this Agreement as provided in Section 10 (below), the Closing shall take place at the offices of M. Richard Cutler, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660, as soon as possible upon the satisfaction or waiver of all conditions set forth in Sections 8 and 9 hereof, or such other time and place as is mutually agreeable to the parties.

        2.5 Effective Time. Simultaneously with the Closing, the Certificate of Merger shall be filed in the office of the Secretary of State of the State of California and the Secretary of State of the State of Nevada. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such offices.

        2.6 Tax Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section368(a)(1)(A) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Merger as a reorganization within the meaning of Section368(a) of the Code. Bobernco represents now, and as of the Closing Date, that it presently intends to continue GenTel's historic business or use a significant portion of GenTel's business assets in a business.

       3. Representations and Warranties of GenTel. GenTel represents and warrants to Bobernco as set forth below. No fact or circumstance disclosed shall constitute an exception to these representations and warranties except as may mutually be agreed upon in writing by the parties hereto.

        3.1 Organization of GenTel; Authorization. GenTel is a corporation duly organized, validly existing and in good standing under the laws of California with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of GenTel and this Agreement constitutes a valid and binding obligation of GenTel, enforceable against it in accordance with its terms.

        3.2    Capitalization.

               (a) The authorized capital of GenTel consists of 100,000,000 shares of Common Stock, par value $.00001 per share, of which 8,986,950 shares are issued and outstanding.

               (b)    GenTel does not have outstanding any
       preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any GenTel capital stock or other securities.

               (c) All of the issued and outstanding shares of GenTel capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of GenTel's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

               (d)    Except for any restrictions imposed by
       applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of GenTel's capital stock.

               (e) GenTel is not a party or subject to any agreement or understanding (and, to GenTel's actual knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

        3.3 No Conflict as to GenTel. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the certificate of incorporation or by-laws of GenTel or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which GenTel is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to GenTel.

        3.4 No Conflict as to GenTel and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the consummation of the transactions contemplated hereby will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of GenTel or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of GenTel or any of its Subsidiaries under, any material agreement or commitment to which GenTel or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of GenTel or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Gen Tel or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section, for such matters which are not likely to have a material adverse effect on the business or financial condition of GenTel and its Subsidiaries, taken as a whole.

        3.5 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by GenTel or Bobernco or any of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by GenTel or the consummation of the transactions contemplated hereby.

        3.6 Other Consents. No consent of any Person is required to be obtained by GenTel or Bobernco or any of their Subsidiaries to the execution, delivery and performance of this Agreement or the consummation of transactions contemplated hereunder, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Bobernco and its Subsidiaries, taken as a whole.

        3.7 Financial Statements. Seller has delivered to Buyer: consolidated balance sheets of GenTel and its Subsidiaries as at December 31, 1998 and June 30, 1998 and statements of income and changes in financial position for the one-year period ended December 31, 1998 and the six-month period ended June 30, 1998 (the "Financial Statements"). Such Financial Statements fairly present the consolidated financial condition and results of operations of GenTel and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except for audit adjustments and the absence of footnotes.

        3.8 Title to Properties; Either GenTel or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the Financial Statements in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by GenTel or any of its Subsidiaries since the date of the Financial Statements. All properties and assets reflected in the Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown in the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of GenTel or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of GenTel and its Subsidiaries include all rights, properties and other assets necessary to permit GenTel and its Subsidiaries to conduct GenTel's business in all material respects in the same manner as it is conducted on the date of this Agreement.

        3.9 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by GenTel or its Subsidiaries are, in all respects material to the business or financial condition of GenTel and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. GenTel has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of GenTel and its Subsidiaries, taken as a whole or which would require a payment by Bobernco or its subsidiaries in excess of $2000 in the aggregate, and which has not been cured.

        3.10 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by GenTel or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, which action is likely to have a material adverse effect on the business or financial condition of Bobernco and its Subsidiaries, taken as a whole.

        3.11 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving GenTel or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of Bobernco and its Subsidiaries, taken as whole, or which would require a payment by Bobernco or its subsidiaries in excess of $2000 in the aggregate or which questions or challenges the validity of this Agreement. Neither GenTel nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Bobernco and its Subsidiaries, taken as a whole, or which would require a payment by Bobernco or its subsidiaries in excess of $2000 in the aggregate.
        3.12 Absence of Certain Changes. Since the date of the Financial Statements, neither GenTel nor any of its Subsidiaries has:

               (a) suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of GenTel and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

               (b)    made any change or amendment in its
       certificate of incorporation or by-laws, or other governing instruments;

               (c) issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

               (d) organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

               (e) borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

               (f) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;


               (g) prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

               (h) canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

               (i) disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

               (j)    granted any general increase in the
       compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

               (k) purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

               (l) made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2000 in the aggregate;

               (m) written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2000;

               (n) written down or been required to write down any inventory in an aggregate amount in excess of $ 2000;

               (o) entered into any collective bargaining or union contract or agreement; or

               (p) other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of GenTel and its subsidiaries taken as a whole.
        3.13 Material Adverse Change. Since the date of the Financial Statements, there has not been any material adverse change in the business or financial condition of GenTel and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States communications industry.

        3.14 Contracts and Commitments. Neither GenTel nor any of its Subsidiaries is a party to any:

               (a) Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of GenTel or one of its Subsidiaries of more than $2000 and not cancelable by GenTel or the relevant Subsidiary (without liability to GenTel or such Subsidiary) within 60 days;

               (b) Lease of personal property involving annual rental payments in excess of $2000 and not cancelable by Bobernco or the relevant Subsidiary (without liability to Bobernco or such Subsidiary) within 90 days;

               (c)    Employee bonus, stock option or stock
       purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of GenTel or any of its Subsidiaries;

               (d) Commitment, contract or agreement that is currently expected by the management of GenTel to result in any material loss upon completion or performance thereof;
               (e) Contract, agreement or commitment that is material to the business of GenTel and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

               (f)    Employment agreement or other similar
       agreement that contains any severance or termination pay, liabilities or obligations.

        All such contracts and agreements are in full force and effect. Neither GenTel nor any or its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which GenTel or any of its Subsidiaries is a party or is or may be bound that relates to the business of GenTel or any of its Subsidiaries or to which any of the assets or properties of GenTel or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of GenTel and its Subsidiaries, taken as a whole.

        3.15 Labor Relations. Neither GenTel nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of GenTel and its Subsidiaries, taken as a whole,
       (a) GenTel and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against GenTel or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against GenTel or any of its Subsidiaries, (d) no representation question exists respecting the employees of GenTel or any of its Subsidiaries, (e) neither GenTel nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of GenTel or any of its Subsidiaries is currently being negotiated.

        3.16 Employee Benefit Plans. No material employee pension and welfare benefit plans covering employees of GenTel and its Subsidiaries is (1) a multi-employer plan as defined in
       Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code.

        3.17 Compliance with Law. The operations of GenTel and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of GenTel and its Subsidiaries, taken as a whole, or which would not require a payment by GenTel or its Subsidiaries in excess of $2000 in the aggregate, or which have been cured. Neither GenTel nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. GenTel and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

        3.18    Environmental Matters.

               (a) At all times prior to the date hereof, GenTel and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of GenTel and its Subsidiaries, taken as a whole, or which would require a payment by GenTel or its Subsidiaries in excess of $2000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

               (b)    The environmental licenses, permits and
       authorizations that are material to the operations of GenTel and its Subsidiaries, taken as a whole, are in full force and effect.

               (c) Neither GenTel nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by GenTel or any of its Subsidiaries (the "Properties") any (i) pollutants, (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or (iv) "Regulated Substances," as that term in defined in Section

       9001 of the Resource
       Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of GenTel and its Subsidiaries, taken as a whole.

        3.19 Brokers or Finders. GenTel has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the transactions contemplated by this Agreement.

        3.20 Absence of Certain Commercial Practices. Neither GenTel nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of GenTel or its Subsidiaries, which Seller or GenTel or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither GenTel nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers in violation of any applicable law or regulation.

        3.21 Transactions with Directors and Officers. GenTel and its Subsidiaries do not engage in business with any Person (other than Seller) in which any of GenTel's directors or officers has a material equity interest. No director or officer of GenTel owns any property, asset or right which is material to the business of GenTel and its Subsidiaries, taken as a whole.

        3.22 Borrowing and Guarantees. GenTel and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

        3.23   Tax-Free Reorganization.

               (a) GenTel has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section368(a) of the Code.

               (b) GenTel is not an investment company as defined in SectionSection368(a)(2)(F)(iii) and (iv) of the Code.

       4. Representations and Warranties of Bobernco. Bobernco represents and warrants to GenTel as set forth below. No fact or circumstance disclosed to GenTel shall constitute an exception to these representations and warranties except as may mutually be agreed upon in writing by GenTel and Bobernco.

        4.1 Organization of Bobernco; Authorization. Bobernco is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Bobernco and this Agreement constitutes a valid and binding obligation of Bobernco, enforceable against it in accordance with its terms.

        4.2    Capitalization.

               (a) The authorized capital of Bobernco consists of _________ shares of Common Stock, par value $____ per share, of which 1,800,000 shares are issued and outstanding. Bobernco has recently undertaken a 1 for 2 reverse stock split and has had an aggregate of 1,200,000 shares of its common stock canceled by certain shareholders.

               (b)    Bobernco does not have outstanding any
       preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any Bobernco capital stock or other securities.

               (c) All of the issued and outstanding shares of Bobernco capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of Bobernco's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

               (d)    Except for any restrictions imposed by
       applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Bobernco's capital stock.

               (e) Bobernco is not a party or subject to any agreement or understanding (and, to Bobernco's actual knowledge, there is no agreement or understanding between or among any persons) that affects or relates to the voting or giving of written consent with respect to any security.

        4.3 No Conflict as to Bobernco. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provision of the certificate of incorporation or by-laws of Bobernco or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which Bobernco is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Bobernco.

        4.4 No Conflict as to Bobernco and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the consummation of the transactions contemplated hereby will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of Bobernco or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of Bobernco or any of its Subsidiaries under, any material agreement or commitment to which Bobernco or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of Bobernco or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Bobernco or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section, for such matters which are not likely to have a material adverse effect on the business or financial condition of Bobernco and its Subsidiaries, taken as a whole.

        4.5 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by GenTel or Bobernco or any of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by GenTel or the consummation of the transactions contemplated hereby.

        4.6 Other Consents. No consent of any Person is required to be obtained by GenTel or Bobernco or any of their Subsidiaries to the execution, delivery and performance of this Agreement or the consummation of transactions contemplated hereunder, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of GenTel and its Subsidiaries, taken as a whole.

        4.7 Financial Statements. Seller has delivered to Buyer: consolidated balance sheets of Bobernco and its Subsidiaries as at December 31, 1998 (the "Year End Financial Statements") and June 30, 1998 (the "Interim Financial Statements", and, together with the Year End Financial Statements, the "Financial Statements") and statements of income and changes in financial position for the one-year period ended December 31, 1998 and the six-month period ended June 30, 1998. The Year End Financial Statements will have been reported upon by Certified Public Accountants, retained by Bobernco, the Interim Financial Statements will be internally prepared and both of the Financial Statements will be true and complete statement of the financial condition of Bobernco as of the dates set forth therein. The Year End Financial Statements will comply with the requirements of Regulation S-X of the Securities and Exchange Commission and the provisions of the Securities Act of 1933 (the "Securities Act") and will be suitable for inclusion in any subsequent filing with any state or federal regulatory agency under the Securities Exchange Act of 1934 (the "Exchange Act"). There will be no substantial liabilities either fixed or contingent not reflected in the Financial Statements other than contracts or obligations in the usual and ordinary course of business; and no such contracts in the usual and ordinary course of business will be liens or other liabilities which, if disclosed, would alter substantially the financial condition of Bobernco as reflected in the Financial Statements; Such Financial Statements fairly present the consolidated financial condition and results of operations of Bobernco and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except, in the case of the Interim Financial Statements, for audit adjustments and the absence of footnotes.

        4.8 Title to Properties; Either Bobernco or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance Sheet (except for property sold since the date of the Financial Statements in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by Bobernco or any of its Subsidiaries since the date of the Financial Statements. All properties and assets reflected in the Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown in the Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Bobernco or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of Bobernco and its Subsidiaries include all rights, properties and other assets necessary to permit Bobernco and its Subsidiaries to conduct Bobernco's business in all material respects in the same manner as it is conducted on the date of this Agreement.

        4.9 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Bobernco or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of GenTel and its Subsidiaries, taken as whole, or which would require a payment by GenTel or its subsidiaries in excess of $2000 in the aggregate or which questions or challenges the validity of this Agreement. Neither Bobernco nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of GenTel and its Subsidiaries, taken as a whole, or which would require a payment by Gentel or its subsidiaries in excess of $2000 in the aggregate.

        4.10 Absence of Certain Changes. Since the date of the Financial Statements, neither Bobernco nor any of its Subsidiaries has:

               (a) suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Bobernco and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

               (b)    made any change or amendment in its
       certificate of incorporation or by-laws, or other governing instruments;

               (c) issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

               (d) organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

               (e) borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

               (f) paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;


               (g) prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

               (h) canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

               (i) disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

               (j)    granted any general increase in the
       compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

               (k) purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

               (l) made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2000 in the aggregate;

               (m) written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2000;

               (n) written down or been required to write down any inventory in an aggregate amount in excess of $ 2000;

               (o) entered into any collective bargaining or union contract or agreement; or

               (p) other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Bobernco and its subsidiaries taken as a whole.
        4.11 Material Adverse Change. Since the date of the Financial Statements, there has not been any material adverse change in the business or financial condition of Bobernco and its Subsidiaries taken as a whole.

        4.12 Contracts and Commitments. Neither Bobernco nor any of its Subsidiaries is a party to any Contract or agreement involving any liability on the part of Bobernco or one of its Subsidiaries of more than $2000 and not cancelable by Bobernco or the relevant Subsidiary (without liability to Bobernco or such Subsidiary) within 60 days.

        4.13 Compliance with Law. The operations of Bobernco and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of Bobernco and its Subsidiaries, taken as a whole, or which would not require a payment by Bobernco or its Subsidiaries in excess of $2000 in the aggregate, or which have been cured. Neither Bobernco nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. Bobernco and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

        4.14 Brokers or Finders. Bobernco has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the transactions contemplated by this Agreement.

        4.15 Borrowing and Guarantees. Bobernco and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

        4.16   Tax-Free Reorganization.

               (a) Bobernco has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section368(a) of the Code.

               (b) Bobernco is not an investment company as defined in SectionSection368(a)(2)(F)(iii) and (iv) of the Code.

       5.      Preclosing Covenants of GenTel.

        5.1 Notices and Approvals. GenTel agrees: (a) to give all notices to third parties which may be necessary or deemed desirable by Bobernco in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by Bobernco in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause GenTel to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by Bobernco in connection with this Agreement and the consummation of the transactions contemplated hereby.

        5.2 Information for Bobernco s Statements and Applications. GenTel and its employees, accountants and attorneys shall cooperate fully with Bobernco in the preparation of any statements or applications made by Bobernco to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish Bobernco with all information concerning GenTel necessary or deemed desirable by Bobernco for inclusion in such statements and applications, including, without limitation, all requisite internally prepared financial statements and schedules.

       6.      Mutual Covenants.

        6.1 Regulatory Filings; Consents; Reasonable Efforts. Subject to the terms and conditions of this Agreement, GenTel and Bobernco shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional internally prepared information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional internally prepared information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

        6.2 Further Assurances. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

       7.      Closing Matters.

        7.1 Filing of Certificate of Merger. On the date of the Closing, but not prior to the Closing, the Certificate of Merger shall be filed with the offices of the Secretary of State of the State of Nevada and the offices of the Secretary of State of the State of California and the merger of GenTel with and into Bobernco shall be consummated.

        7.2 Exchange of Certificates. At or within 30 days of the Closing, Bobernco shall deliver and issue to each shareholder of GenTel a certificate or certificates representing the Bobernco Common Stock issuable to such shareholder as consideration in this Merger.

        7.3 Delivery of Documents. On or before the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in Sections 8 and 9, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by GenTel and/or Bobernco, as the case may be. All documents which GenTel shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to Bobernco. All documents which Bobernco shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to GenTel.

       8.      Termination of Agreement.

        8.1 Termination. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned by either GenTel or Bobernco, if the Merger is not effected by September 30, 1998. Any termination of this Agreement under this Section 8.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

        8.2 Liability for Termination. Any termination of this Agreement pursuant to this Section 8 shall be without further obligation or liability upon any party in favor of any other party hereto; provided, that if such termination shall result from the willful failure of a party to carry out its obligations under this Agreement, then such party shall be liable for losses incurred by the other parties as set forth in Section 8.5. The provisions of this Section 8.2 shall survive termination.

        8.3 Certain Effects of Termination. In the event of the termination of this Agreement as provided in Section 8.1 herein, each party, if so requested by the other party, will (i) return promptly every document (other than documents publicly available) furnished to it by the other party (or any subsidiary, division, associate or affiliate of such other party) in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof which may have been made, and will cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made; or (ii) destroy such documents and cause its representatives and such other representatives to destroy such documents, and such party shall deliver a certificate executed by its president or vice president stating to such effect; and

        8.4 Remedies. No party shall be limited to the termination right granted in Section 8.1 hereto by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following:

               (a) proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transactions contemplated hereby shall be deemed a waiver of any misrepresentation or breach of warranty or covenant and of any party's rights and remedies with respect thereto to the extent that the other party shall have actual knowledge of such misrepresentation or breach and the Closing shall nonetheless take place; or

               (b) decline to close, terminate this Agreement as provided in Section 8.1 hereof, and thereafter seek damages to the extent permitted in Section 8.5 hereof.

        8.5 Arbitration. Any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration conducted by JAMS/Endispute under the JAMS/Endispute Rules for Complex Arbitration (the "JAMS Rules"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of the United States District Courts for the Central District of California shall be entered upon the award made pursuant to the arbitration. A single arbitrator, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected according to the JAMS Rules within ten (10) days of the submission to JAMS/Endispute of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the JAMS Rules; provided, however, that the arbitrator shall not have the power to award punitive damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable law, the parties hereby waiving their rights to recover any such damages. The arbitrator shall award the prevailing party its costs and reasonable attorneys' fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fees. All arbitration shall be held in Orange County, California. In addition to the above court, the arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, the parties irrevocably submit to the nonexclusive jurisdiction of the state and federal courts situated where the respondent is domiciled or resides as of the Effective Date in any action to enforce an arbitration award. With respect to any request for immediate injunctive relief, that state and federal courts in Orange County, California shall have exclusive jurisdiction and venue over any such disputes.

       9.      Miscellaneous.

        9.1 Governing Laws. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

        9.2 Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

        9.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

        9.4 Entire Agreement. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

        9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

        9.6 Expenses. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents.

        9.7 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

        9.8 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

        9.9 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

        9.10 Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

        9.11 Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this
Section 9.11.

GenTel:
        GenTel Communications, Inc.
        3151 Airway Avenue, Building P-3

        Costa Mesa, CA 92626
        Facsimile No.: (949) 549-7707
        Attn. Eric Clemons

        With a copy to:

        Law Offices of M. Richard Cutler, Esq.
        610 Newport Center Drive, Suite 800
        Newport Beach, CA 92660
        Facsimile No.: (949) 719-1988

Bobernco:
        Bobernco, Inc.
        c/o Shawn F. Hackman, Esq.
        1600 E. Desert Inn Road, #206-A
        Las Vegas, NV 89109
        Facsimile No.: (702) 732-2253

Such notice will be treated as having been received upon actual receipt.

        9.12  Time.  Time is of the essence of this Agreement.

        9.13 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party.
 The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

        9.14 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 9.14.

        9.15 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

        9.16 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

        9.17 Absence of Third-Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and stockholders of GenTel specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


GENTEL COMMUNICATIONS, INC.                        BOBERNCO, INC.



By:    /s/Paul Sandhu                              By:     /s/Andrew Berney
Name:  Paul Sandhu                                 Name:  Andrew Berney
Title: President & CEO                             Title:  President

                     GenTel Communications, Inc.

                       Secretary's Certificate

            The undersigned, Eric Clemons, Secretary of GenTel Communications, Inc., a California corporation and one of the merging corporations mentioned in the foregoing Agreement and Plan of Reorganization (the "Agreement"), certifies that the Agreement has been adopted by the written consent of a majority of the shareholders of the outstanding stock of GenTel Communications, Inc. entitled to vote thereon in accordance with the provisions of the General Corporation Law of the State of California.

Dated: August 31, 1998


/s/Eric Clemons
Eric Clemons
Secretary of GenTel Communications, Inc.

                            Bobernco, Inc.

                       Secretary's Certificate

            The undersigned, ______________, Secretary of Bobernco, Inc., a Nevada corporation and one of the merging corporations mentioned in the foregoing Agreement and Plan of Reorganization (the "Agreement"), certifies that the Agreement has been adopted by the affirmative vote of the holders of a majority of the outstanding Common Stock of Bobernco, Inc. entitled to vote thereon at a meeting held pursuant to notice in accordance with the provisions of the Nevada Corporation Law.

Dated: August 31, 1998



/s/Caron Kelly
Caron Kelly
Secretary of Bobernco, Inc.

GenTel Additions:

3.24 Anti Dilution. Gen Tel and its officers and directors hereby agree that for a period of 1 year the merged company shall not engage in any stock splits or reverses nor may they change any other attributes of any of the company's stock, nor may they issue any new series of stock without the initial Bobernco shareholders approval. Gen Tel and its officers and directors also agree that for a period of 1 year the percentage of stock ownership by the initial shareholders or Bobernco shall be maintained. Thus any additional issuance of stock (of any type or series, whether common or preferred) by the Company post merger would require a proportional issuance to the initial shareholders of Bobernco. This section 3.24 shall survive the closing of the merger.

The initial shareholders of Bobernco, through an agent of their selection, shall hold 300,000 restricted shares in escrow. The surviving corpoiration shall have the option for sixty days to buy back the three hundred thousand (300,000) shares at a price of seventy five thousand ($75,000) dollars.

/s/Anthony Berney             /s/Paul Sandhu